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Exhibit 10.10

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First Horizon Pharmaceutical Corporation
Mr. Patrick Fourteau
6195 Shiloh Road

Alpharetta, GA 30005

USA

29 October 2004 Zie

Renewal of the Term of the Distribution Agreement between First Horizon Pharmaceutical Corporation and Pohl-Boskamp effective February 1, 2000

Dear Mr. Fourteau,

As mutually agreed during the meeting in Hohenlockstedt on October 6, 2004 we herewith confirm that the Distribution Agreement between First Horizon and Pohl-Boskamp will be renewed for an additional five-year-period effective February 1, 2005. It will be renewed automatically for two-year-periods each unless it is cancelled with a six-month-notice by one of the contractual parties before the end of the five-year-period or respectively before each of the following two-year periods.

The parties have further agreed to abstain from defining new minimum sales.

All other stipulations of the Agreement shall remain unchanged.

Please have First Horizon execute below to signify its approval to the above and return one copy of it by return mail.

Yours sincerely,

POHL BOSKAMP

/s/ THOMAS HOPPNER Dr. Thomas Hoppner Senior Director Business Unit Export	/s/ HEIKE JÖRN Heike Jörn Senior Director Legal Department
/s/ PATRICK FOURTEAU Patrick Fourteau President & Chief Operating Officer	/s/ RALPH JORDAN Ralph Jordan Senior Director of Business Affairs

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  Exhibit 10.10